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                                                                    Exhibit 23.3
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                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
BB&T Financial Corporation


We consent to the use of our report dated January 19, 1994, except as to note 2 which is as of June 30, 1994, included in Southern National Corporation's ("SNC") Current Report on Form 8-K dated February 24, 1995, incorporated by reference in the SNC Form S-3 Registration Statement, the purpose of which is to register shares on behalf of certain SNC shareholders, and to the reference to our firm under the heading "Experts" in the related prospectus.


                                                   KPMG Peat Marwick LLP


Raleigh, North Carolina
February 24, 1995